                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: October 29, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

        1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                   (Address of Principal Executive Offices)

                                (856) 778-2300
                        (Registrant's Telephone Number)

Item 2.  Acquisition of Millennia Car Wash, Inc.


     On October 29, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through a wholly owned subsidiary, acquired all of the car wash related assets of Millennia Car Wash, LLC ("Millennia Car Wash") pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 30, 1999 (collectively the "Agreement"), by and among the Registrant, Millennia Car Wash, LLC, and Excel Legacy Corporation and G II Ventures, LLC (the "Sellers"). Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating several full service car washes Arizona and Texas. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement which is incorporated as
Exhibit 2.1.

     Pursuant to the Real Estate and Asset Purchase Agreement, Registrant purchased the assets for a consideration of 3,500,000 unregistered shares of the Company's common stock and warrants to purchase 62,500 shares of the Company's common stock. The Registrant also assumed approximately $15,000,000 of the Sellers indebtedness. The acquisition is to be accounted for using the "purchase" method of accounting.

     Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

     Report of Independent Auditors
     Balance Sheet as of December 31, 1998
     Statement of Operations for the period April 2, 1998 (date of inception) through
          December 31, 1998
     Statement of Members' Equity for the period April 2, 1998 (date of inception) through
          December 31, 1998
     Statement of Cash Flows for the period April 2, 1998 (date of inception) through
          December 31, 1998
     Notes to Financial Statements

     Balance Sheet as of September 30, 1999 (Unaudited)
     Statements of Operations for the Nine Months Ended September 30, 1999 and for the period April 2, 1998 (date of inception) through September 30, 1998 (Unaudited)
     Statements of Cash Flows for the Nine Months Ended September 30, 1999 and for the period April 2, 1998 (date of inception) through September 30, 1998 (Unaudited)
     Selected Notes to Financial Statements (Unaudited)

(b)  Pro Forma Financial information

     Pro forma Consolidated Statement of Operations for the Year Ended
          December 31,1998 (Unaudited)
     Pro forma Consolidated Statement of Operations for the Nine Months Ended
          September 30, 1999 (Unaudited)
     Pro forma Consolidated Balance Sheet as of September 30, 1999 (Unaudited)

(c)  Exhibits

*2.1 Real Estate and Asset Purchase Agreement dated March 30, 1999, by and among
     Millennia Car Wash, LLC, Excel Legacy Corporation and G II Ventures, LLC, and Mace Security International, Inc.

*2.2 Amendment No. 1 dated as of March 30, 1999 by and among Millennia Car Wash,
     LLC, Excel Legacy Corporation and G II Ventures, LLC, and Mace Security International, Inc.

*99  Press Release dated September 9, 1999.

23.1 Consent of Ernst & Young LLP

--------------------------------------------------------------------------------
*  Incorporated by reference

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 21, 1999            MACE SECURITY INTERNATIONAL, INC.


                                    By:/s/ Gregory M. Krzemien
                                       -----------------------
                                    Gregory M. Krzemien
                                    Chief Financial Officer and Treasurer

                          Millennia Car Wash, L.L.C.

                             Financial Statements

     For the period April 2, 1998 (date of inception) to December 31, 1998


                                   Contents


Report of Independent Auditors.................................. 1

Audited Financial Statements

Balance Sheet................................................... 2
Statement of Operations......................................... 3
Statement of Member's Equity.................................... 4
Statement of Cash Flows......................................... 5
Notes to Financial Statements................................... 6

                        Report of Independent Auditors

The Member
Millennia Car Wash, L.L.C.

We have audited the accompanying balance sheet of Millennia Car Wash, L.L.C. as of December 31, 1998, and the related statements of operations, member's equity and cash flows for the period from April 2, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennia Car Wash, L.L.C., at December 31, 1998 and the results of its operations and its cash flows for the period April 2, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 27, 1999,
Except for Note 7, as to which the date is October 29, 1999

                          Millennia Car Wash, L.L.C.

                                 Balance Sheet

                               December 31, 1998


Assets
Current assets:
 Cash                                                                       $     610,415
 Accounts receivable                                                               66,180
 Inventories                                                                      183,399
 Prepaid expenses and other current assets                                        185,473
                                                                            -------------
Total current assets                                                            1,045,467

Property and equipment:
 Land                                                                           6,356,995
 Buildings and leasehold improvements                                          24,480,817
 Machinery and equipment                                                        2,802,449
                                                                            -------------
                                                                               33,640,261
 Accumulated depreciation                                                        (534,323)
                                                                            -------------
                                                                               33,105,938

Purchases in progress                                                             935,924
Debt issuance costs (net of accumulated
  amortization of $8,182)                                                         359,988
Other assets                                                                       29,491
                                                                            -------------
Total assets                                                                $  35,476,808
                                                                            =============


Liabilities and Member's Equity
Current liabilities:
 Accounts payable                                                           $     361,664
 Deferred revenue                                                                 420,000
 Accrued expenses                                                                 332,956
 Current portion of long-term debt                                                546,971
                                                                            -------------
Total current liabilities                                                       1,661,591

Long-term debt, less current portion                                           14,602,695

Member's equity:
 Paid-in capital                                                               19,900,986
 Accumulated deficit                                                             (688,464)
                                                                            -------------
 Total member's equity                                                         19,212,522
                                                                            -------------
Total liabilities and member's equity                                       $  35,476,808
                                                                            =============

See accompanying notes.

                          Millennia Car Wash, L.L.C.

                            Statement of Operations

               For the period April 2, 1998 (date of inception)
                           through December 31, 1998

Revenues                                                              $7,230,028

Operating expenses:
  Payroll costs                                                        3,110,510
  Other operating expenses                                             2,841,572
  Selling, general and administrative                                  1,073,207
  Depreciation                                                           534,323
                                                                      ----------
                                                                       7,559,612
                                                                      ----------
                                                                        (329,584)

Interest expense                                                        (434,334)
Other income                                                              75,454
                                                                      ----------

Net loss                                                              $ (688,464)
                                                                      ==========

See accompanying notes.

                          Millennia Car Wash, L.L.C.

                         Statement of Member's Equity


                                                             Accumulated
                                        Paid-in Capital        Deficit                 Total
                                        --------------------------------------------------------
Balance at April 2, 1998 (date of
  inception)                                  $         -       $          -         $         -
  Cash contributions by member                    903,180                  -             903,180
  Non cash capital contributions
    (property and equipment and
    purchases in progress) by member
    (see Notes 2 and 3)                        18,997,806                  -          18,997,806
  Net loss                                              -           (688,464)           (688,464)
                                        --------------------------------------------------------
Balance at December 31, 1998                  $19,900,986       $   (688,464)        $19,212,522
                                        ========================================================

See accompanying notes.

                          Millennia Car Wash, L.L.C.

                            Statement of Cash Flows

               For the period April 2, 1998 (date of inception)
                           through December 31, 1998


Operating Activities
Net loss                                                                    $   (688,464)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization                                                 542,505
   Changes in operating assets and liabilities:
     Accounts receivable                                                         (66,180)
     Inventories                                                                (183,399)
     Prepaid and other assets                                                   (214,964)
     Accounts payable                                                            361,664
     Deferred revenue                                                            420,000
     Accrued expenses                                                            332,956
                                                                            ------------
Net cash provided by operating activities                                        504,118

Investing Activities
Acquisition of businesses                                                    (15,578,379)
                                                                            ------------
Net cash used in investing activities                                        (15,578,379)

Financing Activities
Cash capital contributions                                                       903,180
Payments on loan payable                                                        (100,334)
Proceeds from issuance of loan payable (net of debt issuance costs
   of $368,170)                                                               14,881,830
                                                                            ------------
Net cash provided by financing activities                                     15,684,676
                                                                            ------------

Net increase in cash                                                             610,415
Cash at beginning of period                                                            -
                                                                            ------------
Cash at end of period                                                       $    610,415
                                                                            ============

Supplemental Disclosures
Cash paid for interest                                                      $    327,888
Property and equipment and purchases in progress received as capital
   contributions                                                            $ 18,997,806


See accompanying notes.

                          Millennia Car Wash, L.L.C.

                         Notes to Financial Statements

                               December 31, 1998


1. Description of Business

Organization and Purpose

Millennia Car Wash, L.L.C. (the "Company"), a limited liability company, was formed on April 2, 1998, under the laws of the state of Delaware. The latest date on which the Company is to dissolve is December 31, 2048. The Company was formed to own and operate car washes. At December 31, 1998 the Company owned and operated car washes in Phoenix, Arizona and San Antonio, Texas. Certain of the facilities also sell gasoline and provide automotive lubrication services.

The Company is wholly owned by Excel Legacy Corporation ("Excel"), which is also the Company's sole member. Certain executive services of the Company are managed by another party who may earn up to 50% ownership in the Company based upon operating results exceeding a 35% return on Excel's investment. The accounts of the Company are consolidated with Excel.

Limitation of Liability

All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. None of the members or the manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or the manager.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          Millennia Car Wash, L.L.C.

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Sales revenue is recognized and received at the time services are performed. Credit is extended to certain businesses and municipalities who have multiple vehicles for which services are performed based upon evaluation of the customer's financial condition, and generally collateral is not required. Consideration received prior to services being performed is recorded as deferred revenue and is amortized to revenues as earned.

Inventories

Inventories are stated at cost which is not in excess of market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of gasoline and small auto accessories such as air freshners and floor mats.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the respective lives of the assets. The ranges of estimated useful lives are as follows:

                                                    Years
                                                   -------
     Buildings and leasehold improvements               25
     Machinery and equipment                        5 - 10
     Computer software                                   5

Purchases in Progress

The Company has capitalized approximately $936,000 of costs related directly to proposed acquisitions which have not been consummated at December 31, 1998. The Company periodically reviews the future realization of these capitalized costs and makes provisions against capitalized costs that are associated with projects that are not probable of completion.

In March of 1999, the Company decided to abandon certain of these acquisitions. Accordingly, the Company recorded a charge to operations of $518,500 during the first quarter of 1999 related to the write-off of these costs.

                          Millennia Car Wash, L.L.C.

2. Summary of Significant Accounting Policies (continued)

Start-up Costs

The Company expenses the costs of all start-up activities, including organization costs, in the period in which these costs are incurred.

Advertising Expenses

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statement of operations. Total advertising expenses approximated $79,000 for the period April 2, 1998 (date of inception) to December 31, 1998.

Income Taxes

The Company is a limited liability company and is treated as a sole proprietorship for U.S. federal and state income tax purposes. The Company is not subject to income taxes. Any taxable income or loss is reported by the member on its income tax return.

3. Acquisitions

In June 1998, the Company acquired eight car washes in the vicinity of Phoenix, Arizona for approximately $17.7 million. The Company subsequently acquired three more locations in the Phoenix area in September 1998 for $5.5 million and six locations in Texas in August 1998 for $9.7 million. These acquisitions were paid for with either cash from the Company, cash from the member of the Company which is reflected as a non-cash capital contribution from the member of the Company and with proceeds from the issuance of debt. All acquisitions have been accounted for using the purchase method; accordingly, the results of their operations are included in the accompanying financial statements since the date of each respective acquisition.

                          Millennia Car Wash, L.L.C.

4. Long-Term Debt

Long-term debt consists of the following at December 31, 1998:

Seven notes payable to a bank, all bearing interest at 8.52%.
 Principal and interest are due in monthly installments through
 October 2013. The notes are collateralized by substantially all
 assets located at each facility for which the notes were borrowed.          $11,137,975

Two notes payable to a bank, both bearing interest at 8.53%.
 Principal and interest are due in monthly installments through
 September 2013. The notes are collateralized by substantially all
 assets located at each facility for which the notes were borrowed.            3,570,016

Note payable to the seller of one car wash location, bearing interest at 8%. Principal and interest are due in monthly installments through November 2000. The note is collateralized by all assets of
 the location acquired.                                                          391,675

Note payable to an individual, bearing interest at 8%. Principal and
 interest are due upon maturity in October 2000.                                  50,000

                                                                             -----------
                                                                              15,149,666
Less current portion                                                             546,971
                                                                             $14,602,695
                                                                             ===========

The Company's loan agreements contain various restrictive covenants including, but not limited to, debt to equity ratio, fixed charge coverage ratio and limitations on distributions.

Aggregate maturities of long-term debt for the five years subsequent to December 31, 1998, are as follows:

          1999                       $   546,971
          2000                           977,422
          2001                           613,498
          2002                           667,875
          2003                           727,071
          Thereafter                  11,616,829

                          Millennia Car Wash, L.L.C.

5. Commitments and Contingencies

The Company leases certain of its facilities and equipment under noncancelable operating leases. The lease agreements provide for monthly rents, with one agreement providing for basic monthly rents plus contingent rentals based on $.50 multiplied by the number of cars washed at the premises during such preceding calendar month in excess of 5,300 cars. The lease agreements have terms from five to twenty-two years, with renewal options which provide for renewals of up to 30 years from the original lease term. Rent expense, including contingent rentals, for facilities and equipment was approximately $312,000 for the period April 2, 1998 (date of inception) to December 31, 1998. Future minimum lease commitments for each of the following five years are as follows:

          1999                          $  462,000
          2000                             348,000
          2001                             328,000
          2002                             313,000
          2003                             215,000
          Thereafter                     1,895,000
                                        ----------
                                        $3,561,000
                                        ==========

The Company is subject to federal and state environmental regulations, including rules relating to air and water pollution and the storage and disposal of gasoline, oil, other chemicals, and waste. The Company believes that it complies with all applicable laws relating to its business.

6. Year 2000 Issue (Unaudited)

The Company has developed a plan to modify its information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by late 1999 and does not expect this project to have a significant effect on operations.

7. Subsequent Event

Effective April 1, 1999, Mace Car Wash, Inc., a wholly-owned subsidiary of the Company ("Mace"), entered into an Operating Agreement with Millennia Car Wash, LLC, Excel Legacy Corporation, and GII Ventures, LLC. According to the terms of the Agreement, Mace would operate the locations and earn, as a management fee, any profit realized from the operations of those locations during the term of the Agreement.

Effective October 29, 1999, Mace Security International, Inc. acquired all of the car wash related assets of the Company pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 30, 1999.

                          Millennia Car Wash, L.L.C.

                                 Balance Sheet

                              September 30, 1999
                                  (Unaudited)

Assets
Current assets:
  Cash                                                            $   489,431
  Accounts receivable                                                  60,790
  Inventories                                                         168,120
  Prepaid expenses and other current assets                           269,517
                                                           ------------------
Total current assets                                                  987,858

Property and equipment:
  Land                                                              6,356,995
  Buildings and leasehold improvements                             24,844,707
  Machinery and equipment                                           2,843,451
                                                           ------------------
                                                                   34,045,153
  Accumulated depreciation                                         (1,467,819)
                                                           ------------------
                                                                   32,577,334

Purchases in progress                                                 359,852
Debt issuance costs (net of accumulated
  amortization of $14,813)                                            353,852
Other assets                                                           37,218
                                                           ------------------
Total assets                                                      $34,316,114
                                                           ==================

Liabilities and Member's Equity
Current liabilities:
  Accounts payable                                                $   305,890
  Accrued expenses                                                    942,524
  Current portion of long-term debt                                   583,171
  Deferred revenue                                                    286,753
                                                           ------------------
Total current liabilities                                           2,118,338

Long-term debt, less current portion                               14,134,126

Member's equity:
  Paid-in capital                                                  19,900,986
  Accumulated deficit                                              (1,837,336)
                                                           ------------------
  Total member's equity                                            18,063,650
                                                           ------------------
Total liabilities and member's equity                             $34,316,114
                                                           ==================

See accompanying selected notes.

                          Millennia Car Wash, L.L.C.

                            Statement of Operations
                                  (Unaudited)


                                                                                 For the period
                                                                                  April 2, 1998
                                                         Nine Months           (date of inception)
                                                            Ended                    through
                                                     September 30, 1999        September 30, 1998
                                                    --------------------      --------------------
Revenues                                                  $11,979,984                $3,240,828

Operating expenses:
  Payroll costs                                             5,097,044                 1,314,978
  Other operating expenses                                  4,336,215                 1,216,795
  Selling, general and administrative                       1,080,760                   674,860
  Depreciation                                                926,893                   228,697
                                                    -----------------         -----------------
                                                           11,440,912                 3,435,330
                                                    -----------------         -----------------

Interest expense                                             (941,148)                 (169,240)
Other (expense) income                                       (746,795)                   55,361
                                                    -----------------         -----------------
Net loss                                                  $(1,148,871)               $ (308,381)
                                                    =================         =================

See accompanying selected notes.

                          Millennia Car Wash, L.L.C.

                            Statement of Cash Flows
                                  (Unaudited)

                                                                                   For the period
                                                                                    April 2, 1998
                                                            Nine Months          (date of inception)
                                                               Ended                   through
                                                        September 30, 1999       September 30, 1998
                                                       --------------------     --------------------
Operating Activities

Net loss                                                     $(1,148,871)            $   (308,381)
Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Depreciation and amortization                                 939,632                  228,697
   Write-off of purchases in progress                            898,860                        -
   Changes in operating assets and liabilities:
     Accounts receivable                                           5,390                  (60,545)
     Inventories                                                  15,279                 (245,833)
     Prepaid and other assets                                    (82,021)                (284,257)
     Accounts payable                                            (17,469)                 122,949
     Accrued expenses                                            428,265                  585,284
                                                       -----------------        -----------------
Net cash provided by operating activities                      1,039,065                   37,914

Investing Activities
Acquisition of businesses and purchases in progress             (383,706)             (15,041,563)
Capital expenditures                                            (404,892)                       -
                                                       -----------------        -----------------
Net cash used in investing activities                           (788,598)             (15,041,563)

Financing Activities
Cash capital contributions                                             -                  903,180
Payments on loan payable                                        (371,451)                  (9,924)
Proceeds from issuance of loan payable                                 -               14,921,103
                                                       -----------------        -----------------
Net cash (used in) provided by financing activities             (371,451)              15,814,359
                                                       -----------------        -----------------

Net (decrease) increase in cash                                 (120,984)                 810,710
Cash at beginning of period                                      610,415                        -
                                                       -----------------        -----------------
Cash at end of period                                        $   489,431             $    810,710
                                                       =================        =================

See accompanying selected notes.

                          Millennia Car Wash, L.L.C.

                    Selected Notes to Financial Statements
                                  (Unaudited)


1. Description of Business

Organization and Purpose

Millennia Car Wash, L.L.C. (the "Company"), a limited liability company, was formed on April 2, 1998, under the laws of the state of Delaware. The latest date on which the Company is to dissolve is December 31, 2048. The Company was formed to own and operate car washes. At September 30, 1999 the Company owned and operated car washes in Phoenix, Arizona and San Antonio, Texas. Certain of the facilities also sell gasoline and provide automotive lubrication services.

The Company is wholly owned by Excel Legacy Corporation ("Excel"), which is also the Company's sole member. Certain executive services of the Company are managed by another party who may earn up to 50% ownership in the Company based upon operating results exceeding a 35% return on Excel's investment. The accounts of the Company are consolidated with Excel.

Limitation of Liability

All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. None of the members or the manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or the manager.

2. Summary of Significant Accounting Policies

Basis of Presentation

These interim financial statements reflect all adjustments (consisting of normal recurring accruals), which in the opinion of management, are necessary for a fair presentation of results of operations for the interim periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          Millennia Car Wash, L.L.C.

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Sales revenue is recognized and received at the time services are performed. Credit is extended to certain businesses and municipalities who have multiple vehicles for which services are performed based upon evaluation of the customer's financial condition, and generally collateral is not required. Consideration received prior to services being performed is recorded as deferred revenue and is amortized to revenues as earned.

Inventories

Inventories are stated at cost which is not in excess of market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of gasoline and small auto accessories such as air freshners and floor mats.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the respective lives of the assets. The ranges of estimated useful lives are as follows:

                                                                    Years
                                                                  ---------
       Buildings and leasehold improvements                            25
       Machinery and equipment                                     5 - 10
       Computer software                                                5

Purchases in Progress

The Company capitalizes costs related directly to proposed acquisitions which have not yet been consummated. The Company periodically reviews the future realization of these capitalized costs and makes provisions against capitalized costs that are associated with projects that are not probable of completion. At September 30, 1999, the Company has capitalized costs related to proposed acquisitions of $217,500.

In March of 1999, the Company made the decision, based on current information regarding the probability of completion of several potential acquisitions, to abandon certain acquisitions and accordingly recorded a charge to operations of $899,000 of which $518,500 had been capitalized at December 31, 1998. This amount is included in other income (expense) in the statement of operations for the nine months ended September 30, 1999.

Start-up Costs

The Company expenses the costs of all start-up activities, including organization costs, in the period in which these costs are incurred.

Advertising Expenses

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statement of operations.

Income Taxes

The Company is a limited liability company and is treated as a sole proprietorship for U.S. federal and state income tax purposes. The Company is not subject to income taxes. Any taxable income or loss is reported by the member on its income tax return.

3. Operating Agreement

Effective April 1, 1999, Mace Car Wash, Inc., a wholly-owned subsidiary of the Company ("Mace"), entered into an Operating Agreement with Millennia Car Wash, LLC, Excel Legacy Corporation, and GII Ventures, LLC. According to the terms of the Agreement, Mace would operate the locations and earn, as a management fee, any profit realized from the operations of those locations during the term of the Agreement. Accordingly, a management fee of approximately $407,000 has been charged to net sales in the statement of operations for the nine months ended September 30, 1999.

4. Subsequent Event

Effective October 29, 1999, Mace Security International, Inc. acquired all of the car wash related assets of the Company pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 30, 1999.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000;
(iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000; (v) the acquisition of the stock of Innovative Control Systems, Inc. ("ICS") for 603,721 shares of Mace common stock; (vi) the acquisition of the stock of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. (collectively "50's Classic") for 91,677 shares of Mace common stock; (vii) the acquisition of substantially all of the assets of Quaker Car Wash, Inc. ("Quaker") for total consideration of approximately $2,895,000; (viii) the acquisition of the stock of Eager Beaver Car Wash, Inc. ("Eager Beaver") for 656,869 shares of Mace common stock; and (ix) the acquisition of substantially all of the assets of Millennia Car Wash, L.L.C. ("Millennia") for total consideration of approximately $27,600,000. The ICS, 50's Classic and Eager Beaver business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for these business combinations.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. Additionally, the pro forma consolidated statement of operations for the year ended December 31, 1998 includes the results of Eager Beaver for its fiscal year ended January 31, 1999. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the two years in the period then ended appearing in the Company's Form 10-KSB and the historical financial statements of Millennia appearing elsewhere in this filing.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998
               (In thousands, except shares and per share data)

                                                                                      American
                                       Mace Security     Colonial Full                  Wash       Stephen Bulboff     Innovative
                                       International,     Service Car      Genie     Services,      and Stephen B.      Control
                                            Inc.          Wash, Inc.     Car Wash       Inc.       Properties, Inc.  Systems, Inc.
                                       --------------    -------------  ----------  ----------     ---------------   -------------
Net sales                              $        2,404    $      10,697  $    6,553  $      645     $         1,288   $       2,029
Cost of sales                                   1,230            9,248       4,708         453                 603           1,206




Selling, general and
administrative                                  1,719              955       1,914         126                 297             944

                                       --------------    -------------  ----------  ----------     ---------------   -------------

           Operating (loss) income               (545)             494         (69)         66                 388            (121)

Other income (expense):
      Interest expense, net                        42             (528)          5           -                (211)            (30)
      Other income                                221               53           6           -                   -               -
                                       --------------    -------------  ----------  ----------     ---------------   -------------

(Loss) income from operations before
      income tax expense                         (282)              19         (58)         66                 177            (151)
Income tax expense                                 (4)             (19)          -         (16)                  -               -
                                       --------------    -------------  ----------  ----------     ---------------   -------------

Net (loss) income                      $         (286)   $           -  $      (58) $       50     $           177   $        (151)
                                       ==============    =============  ==========  ==========     ===============   =============

Net (loss) income per common share:    $        (0.04)
                                       ==============

Weighted average number of
      common shares outstanding             6,987,127
                                       ==============

                                        50's Car Wash of                       Eager
                                        Lubbock, Inc. and     Quaker Car     Beaver Car     Millennia Car      Pro Forma
                                           CRCD, Inc.         Wash, Inc.     Wash, Inc.      Wash, L.L.C.     Adjustments
                                        -----------------    ------------   ------------    -------------    -------------
Net sales                               $             780    $      1,150   $      3,986    $       7,230    $           -
Cost of sales                                         437             432          2,598            6,486             (297) (1)
                                                                                                                        79  (2)
                                                                                                                       (32) (7)
                                                                                                                       (59) (8)
                                                                                                                        (6) (9)
                                                                                                                      (177) (10)

Selling, general and
administrative                                        210             369            460            1,073             (569) (4)
                                                                                                                      (360) (5)
                                                                                                                      (435) (11)
                                        -----------------    ------------   ------------    -------------    -------------

           Operating (loss) income                    133             349            928             (329)           1,856

Other income (expense):
      Interest expense, net                           (61)            (80)          (266)            (434)            (380) (6)
      Other income                                      5              50             59               75                -
                                        -----------------    ------------   ------------    -------------    -------------
(Loss) income from operations
      before income tax expense                        77             319            721             (688)           1,476

Income tax expense                                      -               -              -                -             (631) (12)
                                        -----------------    ------------   ------------    -------------    -------------

Net (loss) income                       $              77    $        319   $        721    $        (688)   $         845
                                        =================    ============   ============    =============    =============

Net (loss) income per common share:

Weighted average number of
      common shares outstanding


                                            Pro Forma
                                          Consolidated
                                          ------------
Net sales                                 $     36,762
Cost of sales                                   26,909



Selling, general and
administrative                                   6,703

                                          ------------

           Operating (loss) income               3,150

Other income (expense):
      Interest expense, net                     (1,943)
      Other income                                 469
                                          ------------

(Loss) income from operations
      before income tax expense                  1,676

Income tax expense                                (670)
                                          ------------

Net (loss) income                         $      1,006
                                          ============

Net (loss) income per common share:       $       0.07
                                          ============

Weighted average number of
      common shares outstanding             15,358,918 (3)
                                          ============


           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 1999
               (In thousands, except shares and per share data)


                                                    Mace
                                                  Security       Colonial Full                     American      Stephen Bulboff
                                               International,     Service Car         Genie          Wash         and Stephen B.
                                                    Inc.           Wash, Inc.       Car Wash    Services, Inc.   Properties, Inc.
                                               --------------    -------------    -----------   --------------   ---------------
Net sales                                      $       16,640    $       4,050    $     2,748   $        1,143   $           799
Cost of sales                                          10,818            3,239          2,004              713               409






Selling, general and administrative                     4,205              741            870              430               217



Merger, restructuring and change
   in control charges                                   3,393                -              -                -                 -
                                               --------------    -------------    -----------   --------------   ---------------

           Operating (loss) income                     (1,776)              70           (126)               -               173

Other income (expense):
      Interest expense, net                              (548)            (191)             1                -              (157)
      Other income (expense)                              148               23              5                -                 -
                                               --------------    -------------    -----------   --------------   ---------------

(Loss) income
      before income tax expense                        (2,176)             (98)          (120)               -                16
Income tax expense (benefit)                             (685)               -              -                -                 -
                                               --------------    -------------    -----------   --------------   ---------------

Net (loss) income                              $       (1,491)   $         (98)   $      (120)  $            -   $            16
                                               ==============    =============    ===========   ==============   ===============

Net loss  per common share                     $        (0.13)
                                               ==============

Weighted average number of
      common shares outstanding                    11,652,009
                                               ==============

                                                     Quaker Car       Millennia Car        Pro Forma           Pro Forma
                                                     Wash, Inc.        Wash, L.L.C.       Adjustments        Consolidated
                                                    -----------       -------------       -----------        ------------
Net sales                                           $       507       $      11,980       $         -        $     37,867
Cost of sales                                               287              10,360              (119) (1)         27,093
                                                                                                   48  (2)
                                                                                                  (62) (7)
                                                                                                  (31) (8)
                                                                                                   (3) (9)
                                                                                                 (570) (10)

Selling, general and administrative                         112               1,081              (232) (4)          6,886
                                                                                                 (195) (5)
                                                                                                 (343) (11)
Merger, restructuring and change
   in control charges                                                                                               3,393
                                                    -----------       -------------       -----------        ------------

           Operating (loss) income                          108                 539             1,507                 495

Other income (expense):
      Interest expense, net                                 (31)               (941)             (144) (6)         (2,011)
      Other income (expense)                                 56                (747)                -               ( 515)
                                                    -----------       -------------       -----------        ------------

(Loss) income
      before income tax expense                             133              (1,149)            1,363              (2,031)
Income tax expense (benefit)                                  -                   -              (127) (12)          (812)
                                                    -----------       -------------       -----------        ------------

Net (loss) income                                   $       133       $      (1,149)      $     1,490        $     (1,219)
                                                    ===========       =============       ===========        ============

Net loss  per common share                                                                                   $      (0.07)
                                                                                                             ============

Weighted average number of
      common shares outstanding                                                                                17,254,841 (3)
                                                                                                             ============

Notes to Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 has been adjusted to reflect the following:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721, 91,677, 236,876, 656,869,
     and 3,500,000 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic, Quaker, Eager Beaver, and Millennia were assumed to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker had been completed on January 1, 1998, net of historical depreciation and amortization expense of Quaker.

(10) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Millennia had been completed April 2, 1998 (date of inception), net of historical depreciation and amortization expense of Millennia.

(11) To eliminate general and administrative charges of $435,000 related directly to Millennia's executive and acquisition personnel in Millennia's San Diego, California office. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(12) The Company's pro forma tax provision reflects an effective tax rate of 40% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

The Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1999 has been adjusted to reflect the following:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial on May 17, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie on May 18, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted effect of the issuance of 1,251,000, 533,333, 628,362, 860,000, 603,721,
     91,677, 236,876, 656,869 and 3,500,000 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff, ICS, 50's Classic, Quaker, Eager Beaver, and Millennia were assumed to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS on July 1, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff on July 1, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

(9) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Quaker on September 9, 1999 had been completed on January 1, 1999, net of historical depreciation and amortization expense of Quaker.

(10) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Millennia had been completed on January 1, 1999, net of historical depreciation and amortization expense of Millennia.

(11) To eliminate general and administrative charges of $343,000 related directly to Millennia's executive and acquisition personnel in Millennia's San Diego, California office. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(12) The Company's pro forma tax provision reflects an effective tax rate of 40% considering federal and state income taxes and the effect of certain non-deductible costs principally related to acquisitions consummated.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of September 30, 1999
                                (In thousands)

                                                           Mace Security      Millennia Car    Pro Forma          Pro Forma
                                                        International, Inc.   Wash, L.L.C.    Adjustments        Consolidated
                                                        -------------------   -------------   -----------        ------------
ASSETS
Current assets:
     Cash and cash equivalents                          $             3,912   $        389    $       (36) (1)   $     4,265

     Accounts receivable, net                                         1,837            161              -              1,998
     Inventories                                                      2,360            346              -              2,706
     Deferred income taxes                                              730              -              -                730
     Prepaid expenses and other                                       1,075             92           (415) (1)           752
                                                        -------------------   ------------    -----------        -----------
         Total current assets                                         9,914            988           (451)            10,451

     Net assets of discontinued operations                               33              -              -                 33
     Property and equipment, net                                     39,035         32,577         (8,597) (1)        63,015

     Intangibles, net                                                12,464            354          4,275  (1)        17,093

     Other assets                                                     2,023            397           (300) (1)         2,120

                                                        -------------------   ------------    -----------        -----------
         Total Assets                                   $            63,469   $     34,316    $    (5,073)       $    92,712
                                                        ===================   ============    ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                   $             1,532   $        306    $         -        $     1,838
     Accrued expenses                                                 3,068          1,229             93  (1)         4,390
     Current portion of long term debt                               10,695            583              -             11,278

                                                        -------------------   ------------    -----------        -----------
     Total current liabilities                                       15,295          2,118             93             17,506

Deferred income taxes                                                 1,827              -              -              1,827
Long term debt, less current portion                                  4,650         14,134              -             18,784
Other long term liabilities                                           3,104              -              -              3,104
                                                        -------------------   ------------    -----------        -----------
         Total liabilities                                           24,876         16,252             93             41,221

Commitments and contingencies

Stockholders' equity:
         Common stock                                                   175              -             35  (1)           210

     Additional paid-in capital                                      46,277         19,901         (7,038) (1)        59,140

     Treasury stock                                                     (52)             -              -                (52)
     (Accumulated deficit) retained earnings                         (7,807)        (1,837)         1,837  (1)        (7,807)

                                                        -------------------   ------------    -----------        -----------

         Total stockholders' equity                                  38,593         18,064         (5,166)            51,491
                                                        -------------------   ------------    -----------        -----------
         Total liabilities and
              stockholders' equity                      $            63,469   $     34,316    $    (5,073)       $    92,712
                                                        ===================   ============    ===========        ===========

Notes to Unaudited Pro Forma Consolidated Balance Sheet Adjustments

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999 has been adjusted to reflect the following:

(1) On October 29, 1999, the Company acquired all of the car wash related assets of Millennia pursuant to the terms of a Car Wash Asset Purchase/Sale Agreement dated March 30, 1999 for an aggregate purchase price of $27,600,000 consisting of $12,900,000 worth of unregistered shares of the Company's common stock and warrants to purchase 62,500 shares of the Company's common stock and the assumption of approximately $14,700,000 of long term debt. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 17 full service car wash in Phoenix and Texas. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historical cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

          Property, equipment and intangible assets..............................   28,609,000
          Net current liabilities assumed........................................   (1,091,000)
          Other assets...........................................................       82,000
                                                                                   -----------
                                                                                   $27,600,000
                                                                                   ===========

                                 EXHIBIT INDEX


Exhibit        Description
               -----------
No.
---

23.1           Consent of Ernst & Young LLP